THE POLAN GROUP-ENTERTECH PICTURE CORP
                           JOINT VENTURE FILM PROJECT

Mark Polan and Julius Plan (collectively referred to hereinafter as "The Polan Group" or alternatively ("the Polans"), and EnterTech Picture Corp (hereinafter referred to as "EnterTech"), have agreed to jointly finance and produce a feature length digital video film, tentatively entitled "Level 9" ("the Film"). At times, EnterTech and The Polan Group parties are referred to herein jointly as "the Parties" or "the Investors".

The  following   shall  set  forth  the  agreed  basic  terms,   conditions  and
understanding of the Polans and EnterTech for this film project.

Production Budget of Film:    Seventy Five Thousand U.S. Dollars ($75,000 USD).

Production Schedule and Anticipated Start Date: A two-week Shoot with an anticipated Start Date of December 11, 1999, or as jointly agreed to by the Parties.

Approvals: The Story Idea, Budget for $74,775 dated August 25, 1999, and the Key Production personnel (Fabrice Redmond Berger, Director; Mark Headley, Line Producer) are hereby Pre-Approved by the Parties. The Film shall be shot in Digital Video of High Definition Digital Video and shall be approximately 95 minutes in length and receive an MPAA rating (if applicable) no more restrictive than "R". The Parties acknowledge and consent to a fixed deferment of Twenty Thousand Dollars ($20,000) to the Writer of the Screenplay if and only if the Film's gross receipts paid to the Production Entity exceed the amount of Recoupment plus Bonus and Overhead, plus all third-party gross determents. Bank of America, Reno, Nevada, is hereby pre- approved by the Parties for all banking purposes relating to the Film.

Production Entity: A Limited Liability Company, formed under and in accordance with the Laws of the State of Nevada and with its own separate Federal Taxpayer Identification Number, shall be formed to be the Production Entity for the production of the Film. It is not anticipated at this time that the Production
Entity shall have any purpose other than the financing, producing and exploitation of the Film. The selection of the name, address and domicile of the Limited Liability Company shall be jointly approved by the Polans and EnterTech.


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EnterTech-The Polan Group Agreement
Page 2

Capital Contribution: Both The Polan Group and EnterTech agree to each contribute to the Production Entity the sum of Thirty Seven Thousand Five Hundred U.S. Dollars ($37,500 USD) on a schedule as agreed to by both Parties. In exchange for the agreed Capital Contribution made by each Party, the Party shall each receive a fifty percent (50%) equity interest in the Production Entity. The Capital Contribution shall be utilized by the Production Entity to finance and product the Film. Once the respective Capital Contribution have been made by both Parties, the monies shall thereafter be deemed the "Investment Monies".

Handling of Investment Monies: All Investment Monies shall be placed by the Production Entity into an interest-bearing Trust or Escrow Account until the Total Cash Budget ($75,000) has been raised. If the $75,000 is not raised within two months of the initial opening of the trust or escrow account and the Investors do not unanimously elect at that time to proceed forward with the Production of the Film with the monies then available, then all monies, including any interest earned thereon, shall be returned by the Production Entity to the Investors on a pro rata basis and the Production Entity dissolved, at the option of either The Polan Group or EnterTech.

Once the Production has begun, the Investment Monies shall be placed into an interest-bearing Production Account. Both the Trust or Escrow Account and the Production Account shall be located at Bank of America, Reno, Nevada.

Also, once the Production has begun, the Story, the Screenplay, and all allied literary rights, including the copyright of the Screenplay and the Film, shall be in the name of the Production Entity, or held jointly by EnterTech and The Polan Group.

Operation of the Production Entity: EnterTech, and its individual directors, owners and employees, will have the active responsibility to oversee the operation of the Production Entity and the production and distribution of the Film. Either John Daly or Mark Tolner shall be the President or Chief Operating Officer of the Production Entity and the books and records of the Production Entity shall be maintained at EnterTech's place of business.


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EnterTech-The Polan Group Agreement
Page 3

EnterTech agrees that Julius ("Jay") Polan, or another representative of The Polan Group ("Representative"), may oversee the production of the Film and approve disbursements and sign all checks issued from the Production Account for the production of the Film if Representative is on set and available on a full-time daily basis for the preproduction and production of the Film. Representative shall be solely responsible for all of his or her food and living expenses while providing such services.

If the Production of the Film costs less than $75,000, then any remaining balance in the Production Account shall be divided evenly (50%-50%) between the paid to EnterTech and The Polan Group.

Representative shall have full and unrestricted access at all reasonable times to all of the books, records, agreements and distribution, sales and licensing agreements relating to the Film.

The Parties agree to confer and make decisions concerning the production of the Film on an equal basis, with the understanding that in cases where, after discussion, there is still a genuine difference in opinion, The Polan Group will generally defer to EnterTech's judgment on creative and production decisions during production so long as those creative and production decisions do not adversely affect financial matters.

Minimal Upfront Fees to Key Production Personnel: The Creative Team is quite confident that it can make a high quality, financially profitable film for the Total Cash Budget. The Key Production personnel (Writer, Director, Producers, Line Producer) shall agree to receive minimal up-front compensation from the Budget and defer any request for further compensation until after the Investors have recouped all of their Investment plus received their full Bonus and Overhead payment.

Distribution of the Film: It is also agreed that EnterTech, and/or John Daly, individually, shall locate and arrange for the worldwide distribution, sales and licensing of the Film. EnterTech shall submit all proposed marketing and distribution expense and all proposed distribution, sales or licensing agreements to Representative for The Polan Group's approval before incurring such expense or signing any such agreement. EnterTech is entitled to receive as and for its distribution fees and sales and licensing commissions the sum of


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EnterTech-The Polan Group Agreement
Page 4

fifteen percent (15%) of any and all such sales and licenses, after the deduction of reasonable and mutually approved expenses. EnterTech agrees to defer five percent (5%) of the agreed 15% until such time as there has been the Recoupment of the Investment Monies ($75,000), plus a one-time Bonus and Overhead Charge of Fifty Thousand Dollars ($50,000), payable to EnterTech and The Polan Group. After such recoupment and Bonus and Overhead have been paid in full to EnterTech and The Polan Group, EnterTech shall thereafter be entitled to its full distribution, sales and licensing fee of fifteen percent (15%) from all subsequent monies received from the exploitation and distribution of the Film and the deferred and accumulated 5%.

Subdistribution shall be handled as follows:

         A.       Domestic Distribution  (English-speaking North America)
                  -------------------------------------------------------
                  In the event that at any time EnterTech decides that it shall subdistribute the Film through a non-related distribution or sales entity for Domestic or North American territories or rights, then EnterTech shall not be entitled to a distribution of sales fee for any such sales of licenses obtained by the subdistributor if the subdistributor receives a fee of 15% or more.

         B.       Foreign Rights
                  --------------
                  EnterTech, or a related sales entity, shall act as the active foreign distributor or foreign sales entity for the Film. For providing such services, EnterTech, or its related sales company, shall receive the above- described compensation of 15%. It is understood and agreed that EnterTech shall not assign the active foreign sales or licensing activities to another independent sales company, or representative, (e.g., Summit, Overseas Film Group, Mark Damon, Pierre David, etc.) without The Polan Group's written consent. It is agreed that any and all subdistribution agreements between EnterTech and a subdistributor must contain an express written ceiling or cap on allowable marketing and distribution expenses. EnterTech agrees to consult with and obtain the approval of The Polan G roup before concluding any subdistribution agreement.


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EnterTech-The Polan Group Agreement
Page 5

Return of Investment Monies: All monies received by the Production Entity from any sales or licenses of the Film from related or third party distributors, sales agents or representatives shall go immediately into a separate Distribution Account jointly selected by the Parties.

         1. Recoupment plus Bonus and Overhead: The Bank shall Have written instructions to place all monies in the Distribution Account into the Trust or Escrow Account until such time as the Production Entity has recouped its entire Investment of $75,000, plus the Bonus and Overhead Charge of $50,000. All such monies coming into the T rust or Escrow Account shall be divided equally between The Polan Group and EnterTech. Therefore, the first $125,000 of monies received in the Distribution Account from sales and licenses of the Film shall be placed into the Trust or Escrow Account and shall hereinafter be referred to as "Recoupment plus Bonus/Overhead."

         2. Profits: Thereafter, all further monies received into the Distribution Account after Recoupment plus Bonus/Overhead shall hereinafter be called "Profits". The Bank, pursuant to its written instructions, shall divide the Profits as follows: fifty percent (50%) to the Production Entity's Trust or Escrow Account and fifty percent (50%) to the Production Entity's Production
Account for the benefit of the "Creative Team". Other than the previously described $20,000 contingent deferment payable to the Write of the Screenplay, all Profit Participation payable to the Lead Actors, the individual Producers, Writers, Director, Production Designer, Special and Visual Effects Designer, Composer, Director of Photograph, and all key Production personnel and other Profit Participants other than the Investors shall be paid from the Creative Team's share of the Profits, unless the Investors unanimously agree in writing to contribute part of their share of the Profits to any Profit Participant.

Insurance: The Production Entity shall obtain all necessary policies of insurance (general liability, workers compensation, errors and omissions, Key Cast and Director's coverage) and name EnterTech and Mark Polan and Julius Polan, or their designee[s], as Additional Insureds on all such policies.


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EnterTech-The Polan Group Agreement
Page 6

No Institutional Guarantee of Film Completion: Because of the very limited total Cash Budget of the Film and the proportionately high cost of such insurance policy, the Production Company shall make the Film without obtaining a Film Completion Bond issued by a recognized Film Guarantor. However, EnterTech unconditionally guarantees to The Polan Group that the Film shall be completed in a commercial manner within the $75,000 Budget and hereby agrees to pay for any and all expenses and costs incurred in connection with the Film in excess of $75,000 without further contribution from The Polan Group. Distribution and marketing expenses and costs, including the cost of transferring the Film from video to 35mm film, are not included in the $75,000 Budget. It is recognized and agreed that if The Polan Group and EnterTech agree that the finished Film should be transferred to 35mm film, then the Parties shall equally share on a pari passu basis the costs of such transfer. If the Parties do not both agree to transfer the Film to 35mm, then either Party has the right, but not the obligation, to solely pay for the transfer to 35mm. The cost of such transfer and all Print and Ad expenditures and related theatrical distribution expenses and costs shall be recouped in a first position from theatrical revenues only. If such distribution expenditures have not been fully recouped from theatrical revenues, then the remaining balance shall be recouped from the revenues from sales and licenses of foreign rights and ancillary rights after and only after each of the Parties has recouped its original $37,500 investment.

Copyright of Film: The Production Entity shall register the copyright of the Film with the United States Copyright Office in the name of the Production Entity or jointly ibn the names of EnterTech and The Polan G roup, or its designee[s], as 50%-50% owners.

Film Credits: Mark Polan and Jay Polan shall have the right to have their respective names listed in the Main Credits of the Film as "Executive Producers" and The Polan G roup, or its nominee, shall receive a "Presentation Credit" in the Film's opening credits. For example, "The Polan Group and EnterTech (or John
Daly) Present "Level 9".


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EnterTech-The Polan Group Agreement
Page 7

Dissolution of Production Entity: The Production Entity shall be dissolved on December 31, 2001. All monies remaining in or receivables owed to the Production Entity at the time of Dissolution shall be divided equally into two parts: one part for The Polan Group, and the other part for EnterTech. Any monies later becoming due to the Production Entity shall also be equally divided between the Parties. Upon Dissolution, all assets of the Production Entity, including, but not limited to, all receivables, the original Screenplay and all allied and subsidiary literary rights, and all Sequel, Remakes and other such rights, will be owned by the Parties equally as tenants in common.

Warranties and Representations: EnterTech hereby warrants and represents that it now owns, or has the exclusive right to acquire for the Production Entity the Screenplay and all related Literary Rights, and that there are no liens, encumbrances or options against the Screenplay or Literary Rights. EnterTech further warrants and represents that the Film shall cost no more than $75,000 to complete, exclusive of the costs of transferring the Film to 35mm, Delivery Items and Distribution Expenses, and therefore agrees to solely pay for any and all production cost overruns.

The Production Entity shall obtain from the Writer of the Screenplay his/her/their written representation and warranty that the Screenplay, story idea and characters are his/her/their original work and that he/she/they will indemnify and hold the Production Entity, EnterTech, Mark Polan, and Julius Polan harmless (including the payment of all reasonable attorneys fees) from any and all claims made against them by anyone claiming to have an interest in the Screenplay or its allied rights.

Full Agreement of the Parties: The foregoing Agreement contains the basic terms and conditions of the Parties' agreement and supersedes all previous discussions, representations and agreements. Any and all Modifications or Amendments to this Agreement must be in writing and signed by both Parties.

Joint Preparation of the Agreement: Both Parties acknowledge and agree that they have obtained, or had the opportunity to obtain, the advice and counsel of their own respective attorneys and advisors with respect to the language, terms and


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EnterTech-The Polan Group Agreement
Page 8

conditions of this Agreement, and that the Parties are deemed the joint drafters of this Agreement for all purposes of construction and interpretation.

Additional Stock: As and for additional consideration for The Polan Group's Capital Contribution, EnterTech and John Daly, individually agree to give 5,000 shares of the Rule 144 restricted common shares of EnterTech Media Group Incorporated to each Mark Polan and Julius Polan (for a total of 10,000 shares) upon receipt of The Polan Group's Capital Contribution to EnterTech for the Film.

Dated this 17th day of November 1999 in Los Angeles County.

ENTERTECH PICTURE CORP                           THE POLAN GROUP

By:/s/ Mark Tolner                               By:/s/ John Polan
------------------                               -----------------
       Mark Tolner                               By:/s/ Julius Polan
       President                                 -------------------
                                                 Leader of Group